UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SONUS NETWORKS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SONUS NETWORKS, INC.

SUPPLEMENT TO PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2016

This Supplement relates to the Proxy Statement of Sonus Networks, Inc., a Delaware corporation, as previously filed by us and furnished to our stockholders in connection with the solicitation of proxies by our Board of Directors for the 2016 Annual Meeting of Stockholders (the “annual meeting”). All capitalized terms used in this Supplement and not otherwise defined herein have the respective meanings ascribed to such terms in the Proxy Statement.

Additional Information Regarding
Proposal 3 — APPROVAL OF A STOCK OPTION EXCHANGE PROGRAM

As described in the Proxy Statement, the options eligible for the Exchange Program will be those having an exercise price that is not lower than the highest intra-day trading price of our common stock as reported on The Nasdaq Global Select Market during the 52 weeks preceding the date on which we commence the Exchange Program.  Consistent with this and with the authority retained by the Board to specify the final terms of the Exchange Program, and after taking into consideration input from a proxy advisory firm following the filing of the Proxy Statement, the Board intends to further limit eligibility for participation in the Exchange Program to options having an exercise price that is at least the higher of: (i) the highest intra-day trading price of our common stock as reported on The Nasdaq Global Select Market during the 52 weeks preceding the date on which we commence the Exchange Program, or (ii) 125% of the current trading price of our common stock on the date on which we commence the Exchange Program.

Additional Information

The Company plans to hold the annual meeting as previously scheduled on June 9, 2016. The proposals included in the Proxy Statement will be presented to stockholders for consideration at the annual meeting.

If you have already voted and do not wish to change your vote, you do not need to do anything.  Your vote will be tabulated as you previously instructed.  You may revoke your proxy and change your vote at any time before the polls close at the annual meeting, as described on page 10 of the Proxy Statement under the heading “How can I change my vote?”.

If you have any questions about our Proxy Statement, this Supplement or the annual meeting, you may contact Jeffrey M. Snider, Chief Administrative Officer, at 978-614-8600.  If you need assistance with the voting procedures, including casting or changing your vote, you may contact our proxy solicitor, Georgeson LLC, at 866-431-2105.

June 1, 2016